UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2018

Applied DNA Sciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of Principal Executive Offices) (Zip Code)

631-240- 8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 27, 2018, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). The following proposals were voted on and approved by the Company’s stockholders at the Annual Meeting with the stockholders having voted as set forth below:

Proposal 1 - to elect our board of directors, consisting of James A. Hayward, John Bitzer, III, Robert B. Catell, Joseph D. Ceccoli, Charles S. Ryan, Yacov A. Shamash, Sanford R. Simon, and Elizabeth Schmalz Ferguson, each for a one-year term or until their successors are duly elected and qualified:

Directors	For	Withheld
James A. Hayward	9,747,350	197,433
John Bitzer, III	8,864,777	1,080,006
Robert B. Catell	9,673,874	270,909
Joseph D. Ceccoli	9,788,814	155,969
Charles S. Ryan	9,799,322	145,461
Yacov A. Shamash	9,795,888	148,895
Elizabeth Schmalz Ferguson	9,799,127	145,656
Sanford R. Simon	9,792,576	152,207

Broker Non-Vote for each director 12,589,784

Proposal 2 - to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018:

For	Against	Abstain
22,186,531	141,499	206,537

Broker Non-Vote – 0

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

/s/ James A. Hayward
James A. Hayward Chief Executive Officer
Date: February 28, 2018